Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into by and between Biocept, Inc., a Delaware corporation (the “Company”), and Timothy Kennedy (“Executive”), and shall be effective as of July 25, 2016 (the “Effective Date”).

WHEREAS, the Company desires to employ Executive, and Executive desires to accept employment with the Company, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. EMPLOYMENT PERIOD. Executive’s employment hereunder shall commence on the Effective Date and shall continue until terminated pursuant to Section 4 below.

2. SERVICES TO BE RENDERED.

(a) Duties and Responsibilities. Executive shall serve as the Chief Financial Officer, Senior Vice President of Operations and Secretary of the Company (“CFO”). In the performance of such duties, Executive shall report directly to the Chief Executive Officer of the Company (the “CEO”) and shall be subject to the direction of the CEO and to such limits upon Executive’s authority as the CEO may from time to time impose. Executive’s primary place of work shall be the Company’s facility in San Diego, California. Executive shall also render services at such other places within or outside the United States as the CEO may direct from time to time. Executive shall be subject to and comply with the policies and procedures generally applicable to senior executives of the Company to the extent the same are not inconsistent with any term of this Agreement.

(b) Exclusive Services. Executive shall at all times faithfully, industriously and to the best of his ability, experience and talent perform to the satisfaction of the CEO and the Board of Directors of the Company (the “Board”) all of the duties that may be assigned to Executive hereunder and shall devote 100% of his productive time and efforts to the performance of such duties. Subject to the terms of the Employee Proprietary Information and Inventions Agreement referred to in Section 5(b), this shall not preclude Executive from devoting time to personal and family investments or serving on community and civic boards, or participating in industry associations, provided such activities do not interfere with his duties to the Company, as determined in good faith by the Board. Executive agrees that he will not join any boards without the prior approval of the Board, which approval shall not be unreasonably withheld, delayed or conditioned.

3. COMPENSATION AND BENEFITS. The Company shall pay or provide, as the case may be, to Executive the compensation and other benefits and rights set forth in this Section 3.

(a) Base Salary. As compensation for services as CFO, Executive will be paid a salary of $305,000 per year, which shall be payable, less any required payroll deductions and withholdings in regular periodic payments in accordance with the Company’s policy. Executive’s base salary shall be subject to review annually by and at the sole discretion of the Compensation Committee of the Board.

(b) Bonuses. Executive will be eligible to participate in the Company’s annual cash incentive plan for its executives, and will have an annual target bonus percentage equal to 40% of his then current base salary. For fiscal 2016, Executive’s target bonus percentage shall be pro-rated based on the number of days during 2016 that Executive has served as CFO (such pro-rated amount, the “2016 Pro Rated Bonus”). 50% of the 2016 Pro Rated Bonus shall be guaranteed to Executive and 50% of the 2016 Pro Rated Bonus shall be paid to Executive at the sole discretion of the Board pursuant to the Company’s annual cash incentive plan for its executives.

(c) Benefits. Executive shall be entitled to participate in benefits under the Company’s benefit plans and arrangements, including, without limitation, any employee benefit plan or arrangement made available by the Company to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Company shall have the right to amend or delete any such benefit plan or arrangement made available by the Company to its senior executives and not otherwise specifically provided for herein.

(d) Expenses. The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred in connection with the performance of his duties hereunder, subject to such policies as the Company may from time to time establish, and Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures. In addition, subject to Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company, Executive shall be entitled to be reimbursed for up to an aggregate of $500 per month for telephone usage and home-office expenses incurred in connection with the performance of his duties hereunder.

(e) Paid Time Off. Executive shall be entitled to 25 days of paid time off (“PTO”) each year, subject to the terms of the Company’s PTO policy. Should Executive’s employment terminate for any reason, Executive shall be entitled to unpaid PTO as of the date of termination of this Agreement.

(f) Equity Plans. Executive shall be entitled to participate in any equity or other employee benefit plan that is generally available to senior executive officers, as distinguished from general management, of the Company. Except as otherwise provided in this Agreement, Executive’s participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan. As additional compensation, and as an inducement material to Executive’s commencement of employment with the Company, contingent and effective upon the commencement of Executive’s services to the Company, Executive will receive the following equity grants:

(i) Concurrently with the execution of this Agreement, the Company will approve the grant of an option to Executive (the “Time-Based Option”) to purchase 200,000 shares of the Company’s Common Stock, pursuant to the Company’s standard stock option grant policy. 25% of the Time-Based Option will vest on the one-year anniversary of the commencement of Executive’s employment with the Company, and the remaining portion of the Time-Based Option shall vest in equal monthly installments over the following three years.

(ii) Concurrently with the execution of this Agreement, the Company will approve the grant of an option to Executive (the “Performance-Based Option”) to purchase 100,000 shares of the Company’s Common Stock, pursuant to the Company’s standard stock option grant policy. The Performance-Based Option shall vest in full upon the Company’s achievement of specified milestones as set forth in the applicable grant documents.

(iii) Concurrently with the execution of this Agreement, the Company will approve the grant of a restricted stock unit award to Executive (the “RSU”) covering 75,000 shares of the Company’s Common Stock. 100% of the RSU will vest on the one-year anniversary of the commencement of Executive’s employment with the Company.

(g) Indemnification; Insurance. Executive will be a party to the Company’s Indemnification Agreement with all officers and directors of the Company and the D&O insurance policy which covers all officers and directors of the Company.

4. AT-WILL EMPLOYMENT; TERMINATION; SEVERANCE.

(a) At-Will Employment. Executive’s employment relationship is at-will. Either Executive or the Company may terminate the employment relationship at any time, with or without Cause (as defined below) or advance notice.

(b) Termination Without Cause; Resignation for Good Reason (other than in connection with a Change in Control). In the event Executive’s employment with the Company is terminated by the Company without Cause, or Executive resigns for Good Reason (as defined below), in either case at any time other than during the three months before a Change in Control (as defined below) or during the 12 months following a Change in Control, then provided such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), and provided that Executive complies with the conditions set forth in Section 4(e), the Company shall provide Executive with the following severance benefits:

(i) Severance pay in the form of a single lump sum payment equal to nine months of Executive’s base salary (the “Cash Severance”). Such payment shall be calculated ignoring any decrease in Executive’s base salary that forms the basis for Executive’s resignation for Good Reason and shall be paid in a lump sum on the 10th day following Executive’s Separation from Service.

(ii) If Executive is eligible for and timely elects continued group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following Executive’s termination, the Company will pay the COBRA group health insurance premiums for Executive and Executive’s eligible dependents until the earliest of (A) the close of the nine-month period following the termination of Executive’s employment (the “COBRA Payment Period”), (B) the expiration of Executive’s eligibility for the continuation coverage under COBRA, or (C) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment. References to COBRA premiums shall not include any amounts payable by Executive under an Internal Revenue Code Section 125 health care reimbursement plan. Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot pay the COBRA premiums without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then regardless of whether Executive elects continued health coverage under COBRA, in lieu of providing the COBRA premiums, the Company will instead pay to Executive, on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), which payments shall continue until the earlier of expiration of the COBRA Payment Period or the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

(iii) Notwithstanding any contrary terms of any stock option grant, option agreement or other equity award agreement between the Company and Executive, all outstanding stock options and other equity awards covering the Company’s common stock held by Executive as of the date of termination that are subject to time-based vesting requirements shall accelerate as to the number that would vest over the 12 month period following the date of Executive’s termination of employment had Executive remained continuously employed by the Company during such period. In order to give effect to the foregoing provision, notwithstanding anything to the contrary set forth in Executive’s equity award agreements, following any termination of Executive’s employment that is without Cause or for Good Reason, none of Executive’s equity awards shall terminate with respect to any vested or unvested portion subject to such award before the later of (A) the Separation Agreement Deadline or (B) three months following Executive’s termination.

(c) Termination Without Cause; Resignation for Good Reason (in connection with a Change in Control). If Executive is terminated without Cause or if Executive resigns for Good Reason at any time within the three months prior to or 12 months following a Change in Control, then provided such termination constitutes a Separation from Service and provided that Executive complies with the conditions set forth in Section 4(e), then Company shall provide Executive with the following severance benefits:

(i) The Cash Severance described in Section 4(b)(i), except that the Cash Severance shall be equivalent to 12 months of Executive’s base salary;

(ii) The COBRA benefits described in Section 4(b)(ii), except that the COBRA Payment Period shall be 12 months; and

(iii) Notwithstanding any contrary terms of any stock option grant, option agreement or other equity award agreement between the Company and Executive, all outstanding stock options and other equity awards covering the Company’s common stock held by Executive as of the date of termination that are subject to time-based vesting requirements shall accelerate in full. In order to give effect to the foregoing provision, notwithstanding anything to the contrary set forth in Executive’s equity award agreements, following any termination of Executive’s employment that is without Cause or for Good Reason, none of Executive’s equity awards shall terminate with respect to any vested or unvested portion subject to such award before the later of (A) the Separation Agreement Deadline or (B) three months following Executive’s termination.

For the avoidance of doubt, in no event shall Executive be entitled to benefits under both Section 4(b) and this Section 4(c). If Executive is eligible for benefits under both Section 4(b) and this Section 4(c), Executive shall receive the benefits set forth in this Section 4(c) and such benefits will be reduced by any benefits previously provided to Executive under Section 4(b).

(d) Related Entity. Notwithstanding anything in this Agreement to the contrary, in no event shall Executive be entitled to benefits under either Section 4(b) or Section 4(c) in connection with any termination, resignation or change in Executive’s employment with the Company or any of its affiliates that is effected in connection with Executive’s employment, or engagement as a consultant, by an entity formed by or for the benefit of the Company for the purpose of engaging physicians to perform services related to the Company’s business or otherwise for the purpose of benefitting the Company’s business, provided in such event that Executive remains entitled to materially equivalent benefits as are provided under this Agreement.

(e) Conditions to Receipt of Severance Benefits. The receipt of any all severance benefits under this Agreement is expressly subject to and conditioned upon Executive signing and not revoking a separation agreement and release of claims in a form provided by the Company (the “Separation Agreement”) within the applicable time period set forth therein, and permitting such Separation Agreement to become fully effective in accordance with its terms, which shall in no event be later than 60 days following Executive’s Separation from Service (the “Separation Agreement Deadline”). No severance benefits will be paid unless and until the Separation Agreement becomes effective. As a condition to the receipt of severance benefits, Executive shall also be required to comply with the terms of this Agreement and the terms of the Employee Proprietary Information and Inventions Agreement referred to in Section 5(b) and Executive must resign from all positions and terminate any relationships as an employee, advisor, officer or director with the Company and any of its affiliates, each effective on the date of termination.

(f) Section 409A. It is the intent for all payments and benefits under this Agreement to be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and guidance that has been promulgated or may be promulgated from time to time thereunder and any state law of similar effect (collectively “Section 409A”) or, if not exempt, to comply with the requirements of Section 409A so that none of the payments and benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the U.S. Treasury Regulations. Specifically, it is intended that all of the severance benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from Section 409A provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required in order to adverse taxation under Section 409A, such payments shall not be provided to Executive prior to the earliest of (i) the expiration of the nine-month period measured from the date of Executive’s Separation from Service with the Company, (ii) the date of Executive’s death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to Executive, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred.

(g) Section 280G. If any payment or benefit Executive will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment (a “Payment”) shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

Unless Executive and the Company agree on an alternative accounting firm or law firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to Executive and the Company within 15 calendar days after the date on which Executive’s right to a 280G Payment becomes reasonably likely to occur (if requested at that time by Executive or the Company) or such other time as requested by Executive or the Company.

If Executive receives a Payment for which the Reduced Amount was determined pursuant to clause (x) of the first paragraph of this Section 4(g) and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, Executive agrees to promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of the first paragraph of this Section 4(g) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of clause (x) of the first paragraph of this Section 4(g), Executive shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.

(h) Definitions.

(i) Cause. For purposes of this Agreement, “Cause” for termination will mean: (i) the commission of an act of fraud, embezzlement or dishonesty by Executive that has a material adverse impact on the Company or any successor or affiliate thereof; (ii) a conviction of, or plea of “guilty” or “no contest” to, a felony by Executive; (iii) any unauthorized use or disclosure by Executive of confidential information or trade secrets of the Company or any successor or affiliate thereof that has a material adverse impact on any such entity; (iv) Executive’s gross negligence, insubordination or material violation of any duty of loyalty to the Company or any other material misconduct on the part of Executive; (v) Executive’s ongoing and repeated failure or refusal to perform or neglect of Executive’s duties as required by this Agreement, which failure, refusal or neglect continues for 15 days following Executive’s receipt of written notice from the CEO of any member of the Board stating with specificity the nature of such failure, refusal or neglect; or (vi) Executive’s breach of any material provision of this Agreement or the Employee Proprietary Information and Inventions Agreement referred to in Section 5(b); provided, however, that prior to the determination that “Cause” has occurred, if the Board determines in good faith that Executive’s action or breach is remediable, the Company shall (1) provide to Executive in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, (2) other than with respect to clause (v) above which specifies the applicable period of time for Executive to remedy his or her breach, afford Executive a reasonable opportunity to remedy any such breach, and only to the extent such breach is remediable, in the good faith determination of the Board, (3) provide Executive an opportunity to be heard prior to the final decision to terminate Executive’s employment hereunder for such “Cause” and (4) make any decision that such “Cause” exists in good faith.

(ii) Good Reason. For purposes of this Agreement, Executive shall have “Good Reason” for resignation from employment with the Company if any of the following actions are taken by the Company without Executive’s prior written consent: (i) a material reduction in Executive’s base salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (ii) a material reduction or material adverse change in Executive’s duties, authorities or responsibilities; (iii) the relocation of Executive’s principle place of employment that causes an increase in Executive’s one-way driving distance by more than 50 miles or (iv) the Company’s material breach of a material term of this Agreement. In order to resign for Good Reason, Executive must provide written notice to the Company within 90 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for Executive’s resignation, allow the Company at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, Executive must resign from all positions Executive then holds with the Company not later than 30 days after the expiration of the cure period.

(iii) Change in Control. For purposes of this Agreement, “Change in Control” shall mean: (i) a merger or consolidation of the Company with or into any other corporation or other entity or person, (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, or (iii) any other transaction, including the sale by the Company of new shares of its capital stock or a transfer of existing shares of capital stock of the Company, the result of which is that a third party that is not an affiliate of the Company or its stockholders (or a group of third parties not affiliated with the Company or its stockholders) immediately prior to such transaction acquires or holds capital stock of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “Change in Control”: (A) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold, directly or indirectly, at least a majority of the voting securities in the successor corporation or its parent immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an affiliate of the Company; (C) a reincorporation of the Company solely to change its jurisdiction; or (D) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.

(i) Return of the Company’s Property. If Executive’s employment is terminated for any reason, the Company shall have the right, at its option, to require Executive to vacate his offices prior to or on the effective date of termination and to cease all activities on the Company’s behalf. Upon the termination of his employment in any manner, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company. Executive shall deliver to the Company a signed statement certifying compliance with this Section 4(i).

5. CERTAIN COVENANTS.

(a) Noncompetition. Except as may otherwise be approved by the Board, during the term of Executive’s employment, Executive shall not have any ownership interest (of record or beneficial) in, or have any interest as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any firm, corporation, partnership, proprietorship or other business that engages in any county, city or part thereof in the United States and/or any foreign country in a business which competes directly or indirectly (as determined by the Board) with the Company’s business in such county, city or part thereof, so long as the Company, or any successor in interest of the Company to the business and goodwill of the Company, remains engaged in such business in such county, city or part thereof or continues to solicit customers or potential customers therein; provided, however, that Executive may own, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange if Executive (x) is not a controlling person of, or a member of a group which controls, such entity; or (y) does not, directly or indirectly, own 1% or more of any class of securities of any such entity.

(b) Confidential Information. Executive and the Company shall enter into the Company’s standard employee proprietary information and inventions agreement (the “Employee Proprietary Information and Inventions Agreement”). Executive agrees to perform each and every obligation of Executive therein contained.

(c) Solicitation of Employees. Executive shall not during the term of Executive’s employment (the “Restricted Period”), directly or indirectly, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or any of its affiliates.

(d) Solicitation of Consultants. Executive shall not during the Restricted Period, directly or indirectly, hire, solicit or encourage to cease work with the Company or any of its affiliates any consultant then under contract with the Company or any of its affiliates within one year of the termination of such consultant’s engagement by the Company or any of its affiliates.

(e) Rights and Remedies Upon Breach. If Executive breaches or threatens to commit a breach of any of the provisions of this Section 5 (the “Restrictive Covenants”), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

(i) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to the Company; and

(ii) Accounting and Indemnification. The right and remedy to require Executive (i) to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive or any associated party deriving such benefits as a result of any such breach of the Restrictive Covenants; and (ii) to indemnify the Company against any other losses, damages (including special and consequential damages), costs and expenses, including reasonable attorneys’ fees and court costs, which may be incurred by them and which directly result from or arise out of any such breach or threatened breach of the Restrictive Covenants.

(f) Severability of Covenants/Blue Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Executive hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

(g) Enforceability in Jurisdictions. The Company and Executive intend to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Executive that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

(h) Definitions. For purposes of this Section 5, the term “Company” means not only Biocept, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Biocept, Inc.

6. INSURANCE. The Company shall have the right to take out life, health, accident, “key-man” or other insurance covering Executive, in the name of the Company and at the Company’s expense in any amount deemed appropriate by the Company. Executive shall assist the Company in obtaining such insurance, including, without limitation, submitting to any required examinations and providing information and data required by insurance companies.

7. ARBITRATION. Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in San Diego, California, before a single neutral arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party; provided, further, that the prevailing party shall be reimbursed for such fees, costs and expenses within 45 days following any such award, but in no event later than the last day of Executive’s taxable year following the taxable year in which the fees, costs and expenses were incurred; provided, further, that the parties’ obligations pursuant to this sentence shall terminate on the 10th anniversary of the date of Executive’s termination of employment. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA’s administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 7 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that Executive shall retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (i) claims for workers’ compensation, state disability insurance or unemployment insurance; (ii) claims for unpaid wages or waiting time penalties brought before the California Division of Labor Standards Enforcement; provided, however, that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this Agreement; and (iii) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or the California Department of Fair Employment and Housing (or any similar agency in any applicable jurisdiction other than California); provided, further, that Executive shall not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits. This Agreement shall not limit either party’s right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests pending the outcome of arbitration, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Executive and the Company expressly waive their right to a jury trial.

8. GENERAL RELATIONSHIP. Executive shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers’ compensation, industrial accident, labor and taxes.

9. MISCELLANEOUS.

(a) Modification; Prior Claims. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, including any offer letter between the Company and Executive, and may be modified only by a written instrument duly executed by each party.

(b) Assignment; Assumption by Successor. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(c) Survival. The covenants, agreements, representations and warranties contained in or made in Sections 5, 7 and 9 of this Agreement shall survive any termination of Executive’s employment.

(d) Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

(e) Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

(f) Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

(g) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by email or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at the address listed on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing.

(h) Severability. All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein.

(i) Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Except as provided in Section 5 and 7, any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

(j) Non-transferability of Interest. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

(k) Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association.

(l) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Electronically delivered signatures shall be as effective as original signatures.

(m) Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

(n) Withholding and other Deductions. All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BIOCEPT, INC.

By:	/s/ Michael W. Nall
Name:	Michael W. Nall
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Timothy Kennedy
Print Name: Timothy Kennedy